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THIS CONVERTIBLE SUBORDINATED NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON
CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT REFERRED TO HEREIN.

                                  LANGER, INC.

              4% CONVERTIBLE SUBORDINATED NOTE DUE AUGUST 31, 2006

                                                        Dated: October 31, 2001
                                                        Deer Park, New York


                  FOR VALUE RECEIVED, the undersigned, LANGER, INC. (the "Company"), a New York corporation, hereby promises to pay to _________________ or registered assigns, the principal sum of ________________ ($________) on August 31, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal sum from the date hereof at the interest rate of 4% per annum, payable semi-annually on the last day of June and December in each year, commencing on December 31, 2001 (which first interest payment shall be for the period from the date hereof through December 31, 2001), until the principal hereof shall have become due and payable, whether at maturity or by acceleration or otherwise.

                  Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Company in Deer Park, New York or at such other place as the Company shall have designated for such purpose to the holder hereof in writing and may be paid by check mailed, or wire transfer as provided in the Purchase Agreement referred to below, to the registered address designated by the holder hereof for such purpose.

                  This Convertible Note is one of a duly authorized issue of Convertible Notes, aggregating $________ in principal amount issued pursuant to a certain Convertible Subordinated Note Purchase Agreement (hereinafter called the "Purchase Agreement") dated as of October 31, 2001, between the Company and the Purchasers named in said Purchase Agreement (capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement).

                  This Convertible Note is subject to the provisions of and is entitled to the


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benefits of the Purchase Agreement. In addition, the payment of the principal and interest on this Convertible Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Purchase Agreement. Each holder of this Convertible Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

                  This Convertible Note is transferable only upon the conditions specified in the Purchase Agreement. Notwithstanding the foregoing, however, this Note is registered with the Company as to both principal and interest and transfer of this Convertible Note can be effected only by surrender of this Convertible Note and either reissuance by the Company of this Convertible Note or by issuance by the Company of a new Convertible Note. The Company shall maintain a register for the registration and transfer of this Convertible Note (the "Schedule"), containing the name and address of any holder(s) of this Convertible Note. All transfers of this Convertible Note and/or transferees of this Convertible Note shall be registered in the Schedule. This Convertible Note may be assigned only upon the surrender thereof at the address of the Company set forth in the Purchase Agreement. Thereupon, the Company shall execute in the name of the assignee either a reissued Convertible Note or a new Convertible Note, shall register such transfer in the Schedule and shall deliver either a reissued Convertible Note or a new Convertible Note to the holder. Upon surrender or presentation of this Convertible Note to the Company for transfer, this Convertible Note shall be duly endorsed and shall specify the name and address of the transferee.

                  This Convertible Note is convertible into Common Stock of the Company (as set forth in Articles 11 and 12 of the Purchase Agreement) in the manner, and upon the terms and conditions, including without limitation, the anti-dilution provisions, provided in the Purchase Agreement.

                  In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the principal of this Convertible Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                  No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places set forth herein and in the Purchase Agreement.

                  This Convertible Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws rules.


                                        2

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                  Subject to the provisions of Article 19 of the Purchase
Agreement, the Company may treat the person in whose name this Convertible Note is registered as the owner and holder of this Convertible Note for the purpose of receiving payment of principal and interest on this Convertible Note and for all other purposes whatsoever and the Company shall not be affected by any notice to the contrary.










                                        3

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                  IN WITNESS WHEREOF,  LANGER,  INC. has caused this Convertible
Note to be dated, and to be executed on its behalf by its officer thereunto duly authorized.

                                                LANGER, INC.



                                                By:
                                                   -----------------------------
                                                    Name:
                                                    Title:









                                        4

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                             REGISTER FOR TRANSFERS


Holder                                       Name and Address
------                                       ----------------